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                                                         ITEM 14(a)3, EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT



Board of Directors and Stockholders
Tesoro Petroleum Corporation

We consent to the incorporation by reference in Registration Statements No. 333-25379 and No. 333-51789 of Tesoro Petroleum Corporation on Form S-8 and Form S-3, respectively, of our report dated February 7, 2000 (March 13, 2000 as to Note F and March 2, 2000 as to Note M), appearing in this Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP


San Antonio, Texas
March 29, 2000